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Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 (Amendment No. 2) of Platinum Group Metals Ltd. ("the Company") of our auditor's report dated November 24, 2015 relating to the consolidated statements of financial position of the Company as at August 31, 2015 and August 31, 2014 and the consolidated statements of loss and comprehensive loss, changes in equity, and cash flows for the years ended August 31, 2015 and August 31, 2014, which appear in the Company's Annual Report on Form 40-F for the year ended August 31, 2015.

/s/ PRICEWATERHOUSECOOPERS LLP Chartered Professional Accountants Vancouver, British Columbia May 18, 2016

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  Exhibit 5.1
CONSENT OF INDEPENDENT AUDITOR